RENT-WAY ANNOUNCES DEPARTURE OF WILLIAM McDONNELL, CHIEF FINANCIAL OFFICER

JOHN LOMBARDI, CONTROLLER AND CHIEF ACCOUNTING OFFICER, APPOINTED INTERIM CFO

YEAR END EARNINGS CALL SCHEDULED

ERIE, Pa. December 1, 2005, PRNewswire ¯ First Call/ ¯ Rent-Way, Inc. (NYSE: RWY) today announced that William A. McDonnell, Rent-Way’s Senior Vice President and Chief Financial Officer, has resigned and will be departing the company, effective December 30. Mr. McDonnell has accepted a position as CFO with a privately held company based in the South. John Lombardi, the company’s current Vice President, Controller and Chief Accounting Officer, will serve as interim Chief Financial Officer.

“While losing Bill is disappointing, we understand his desire to accept new challenges and we wish him all the best in his new job,” commented William Short, Rent-Way’s President. “Bill has been an integral part of our company over the past six years and will be greatly missed” concluded Mr. Short.

The company will begin a search for Mr. McDonnell’s replacement immediately.

The company will host a conference call in connection with release of financial results for its 2005 fourth quarter and full fiscal year. The call will take place at 4:30 p.m. (EST) on Tuesday, December 13, 2005. Investors may access the call at: 800-895-3606. A replay of the call will be available for 48 hours at 800-934-3942. The call may also be accessed by web cast on the company’s website www.rentway.com.

About Rent-Way

Rent-Way is one of the nation’s largest operators of rental-purchase stores. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 791 stores in 34 states.